UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 18, 2006
Hines Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

000-50805	20-0138854

(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5000, Houston, Texas	77056-6118

(Address of Principal Executive Offices)	(Zip Code)
(888) 220-6121

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.
     On May 18, 2006, a subsidiary of Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”) entered into a contract to acquire One Atlantic Center, an office property located at 1201 W. Peachtree Street in the midtown submarket of the central business district of Atlanta, Georgia. A subsidiary of Hines Real Estate Investment Trust (“Hines REIT”) owned a 29.25% non-managing general partner interest in the Core Fund as of May 18, 2006. The seller, Sumitomo Life Realty (N.Y.), Inc., is a limited partner in the Core Fund and has designated two of the seven members of the Core Fund’s management board. The property consists of a 50-story office building and a parking structure that were constructed in 1987. The building contains approximately 1,098,709 square feet of rentable area and is approximately 81% leased. Alston & Bird LLP, a legal firm, leases 231,563 square feet, or approximately 21%, of the property’s rentable area, under a lease that expires in October 2013. Powell Goldstein LLP, a legal firm, leases 219,131 square feet, or approximately 20%, of the property’s rentable area, under a lease that expires in May 2019. No other tenant leases more than 10% of the rentable area.
     The aggregate purchase price for One Atlantic Center is expected to be approximately $305.0 million, exclusive of transaction costs, financing fees and working capital reserves. The Core Fund anticipates that it will fund the acquisition with borrowings by its subsidiary under its revolving credit facility and with mortgage financing obtained in connection with the acquisition.
     The Core Fund anticipates that the acquisition of One Atlantic Center will be consummated on or about July 3, 2006. Although management of the Core Fund believes the acquisition of One Atlantic Center is probable, the closing is subject to a number of conditions, and there can be no guarantee that the acquisition will be consummated. If the Core Fund elects not to close on One Atlantic Center, it will forfeit a $5.0 million earnest money deposit made at the time the acquisition contract was signed.
     The Core Fund is an investment vehicle organized in August 2003 by Hines Interests Limited Partnership (“Hines”) to invest in existing office properties in the United States that Hines believes are desirable long-term “core” holdings. The Core Fund is an affiliate of Hines and Jeffrey C. Hines, the Chairman of the board of directors of Hines REIT.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential acquisition of the properties described therein and funding sources for the same, are forward looking statements that are based on current expectations and assumptions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include changes in general economic and real estate market conditions, risks associated with property acquisitions and other risks described in the Company’s “Risk Factors” section of the Registration Statement on Form S-11 and its other filings with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.
May 22, 2006	By:	/s/ Frank R. Apollo
Frank R. Apollo
Chief Accounting Officer